Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY REPORTS RESULTS FOR THE FIRST QUARTER OF 2015;
ANNOUNCES AGREEMENTS TO DIVEST MID-CONTINENT ASSETS;
INCREASES PRODUCTION GUIDANCE ON RETAINED PROPERTIES

•	Quarterly GAAP net loss of $53.1 million, or $0.79 per diluted share; adjusted quarterly net income of $14.4 million, or $0.21 per diluted share.

•	Quarterly adjusted EBITDAX of $311.9 million; quarterly GAAP cash provided by operating activities of $283.9 million.

•	Entry into agreements to sell remaining Mid-Continent assets for approximately $324 million with closings expected in the second quarter of 2015.

•	SM Energy is maintaining its production guidance range of 60.4 - 63.5 MMBOE for 2015 despite the expected divestiture of Mid-Continent properties due to strong Eagle Ford program performance.

DENVER, CO May 5, 2015 - SM Energy Company (NYSE: SM) announces its financial results for the first quarter of 2015 and provides an operations update. In addition, a new presentation concerning the Company's first quarter earnings and operations update will be posted on the Company's website at www.sm-energy.com. This presentation will be referenced during the conference call scheduled for 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on May 6, 2015. Information for the call can be found below.

MANAGEMENT COMMENTARY

Jay Ottoson, President and CEO, remarked, "SM Energy had a strong start to the year with our core development assets performing better than we had expected. As a result, we are able to keep our full year production guidance flat despite the fact that we plan to close on the sale of our Mid-Continent assets by mid-year. We believe this divestiture will allow us to exit the year with a stronger balance sheet and more liquidity than we originally forecast. Our focus in 2015 is to generate differential value for our shareholders by proving up additional economic drilling inventory in our core development assets."

FIRST QUARTER 2015 RESULTS

SM Energy reported a net loss for the first quarter of 2015 of $53.1 million, or $0.79 per diluted share. This compares to net income of $65.6 million, or $0.96 per diluted share, for the same period of 2014.

Adjusted net income for the first quarter of 2015 was $14.4 million, or $0.21 per diluted share, compared to adjusted net income of $107.6 million, or $1.58 per diluted share, for the same period of 2014. Adjusted net income excludes certain items that the Company believes affect the comparability of operating results and are generally items whose timing and/or amount cannot be reasonably estimated.

Earnings before interest, taxes, depreciation, depletion, amortization, accretion, and exploration expense ("adjusted EBITDAX") was $311.9 million for the first quarter of 2015, compared to adjusted EBITDAX of $398.9 million for the same period of 2014.

Adjusted net income and adjusted EBITDAX are non-GAAP financial measures. Please refer to the respective reconciliations in the Financial Highlights section at the end of this release for additional information about these measures.

Total operating revenues for the first quarter of 2015 were $365.9 million, compared to $632.7 million for the same period of 2014. The table below provides the average realized prices received by product, as well as the adjusted prices received after taking into account settlements for derivative transactions:

Average Realized Commodity Prices for the Three Months Ended March 31, 2015
	Before the effect of derivative settlements	After the effect of derivative settlements

Oil ($/Bbl)	$38.56	$58.89
Gas ($/Mcf)	$2.76	$3.51
Natural gas liquids ($/Bbl)	$16.67	$22.00
Equivalent ($/BOE)	$23.44	$33.05

The table below presents key performance measures and metrics for the first quarter of 2015:

Production	Reported

Average daily production (MBOE/d)	186.4
Total production (MMBOE)	16.78

Costs
LOE ($/BOE)	$3.96
Ad Valorem ($/BOE)	$0.52
Transportation ($/BOE)	$6.08
Production taxes (% of pre-derivative oil, gas, and NGL revenue)	4.8%

G&A - Cash ($/BOE)	$2.34
G&A - Non-cash ($/BOE)	$0.26
Total G&A ($/BOE)	$2.60

DD&A ($/BOE)	$12.96

The Company set a new quarterly production record, with reported average daily production increasing sequentially from the prior quarter by 6%, driven by strong performance in all of the Company's areas of operation. In the first quarter of 2015, SM Energy's reported production mix was 31% oil/condensate, 23% NGLs, and 46% natural gas.

MID-CONTINENT DIVESTITURE

SM Energy has entered into two agreements to divest its assets in the Arkoma Basin of Oklahoma and in the ArkLaTex area of east Texas and northern Louisiana for a total purchase price of approximately $324 million. The transactions are expected to close in the second quarter of 2015 and are subject to customary closing conditions and adjustments. RBC Richardson Barr served as an advisor to SM Energy in these transactions.

CAPITAL, OPERATIONS, AND GUIDANCE UPDATE

Capital Expenditures
SM Energy is maintaining its previously issued capital expenditure guidance for 2015 of $1.2 billion. The Company's pace of activity through the first quarter is consistent with its previously issued guidance. Service cost deflation of 15% to 20% was assumed in the initial budget and current costs are in-line with these assumptions.

Eagle Ford Shale
During the first quarter, SM Energy made 25 flowing completions in its operated Eagle Ford shale program. The Company's operated net production in the Eagle Ford shale averaged 98.1 MBOE per day in the first quarter of 2015, a 5% sequential increase from the prior quarter and a 29% increase over the first quarter of 2014. The Company is currently operating five drilling rigs in this program and expects to drop to a four rig program by the end of the second quarter of 2015.

In the non-operated portion of the Company's Eagle Ford shale program, net production for the first quarter of 2015 averaged 36.1 MBOE per day, a 12% sequential increase over the fourth quarter of 2014 production of 32.2 MBOE per day and a 54% increase over the first quarter of 2014. The operator made approximately 96 flowing completions during the first quarter.

Bakken / Three Forks
In the first quarter of 2015, SM Energy's average daily production for its Bakken/Three Forks program was 23.3 MBOE per day. Average daily production for the quarter was flat compared to the fourth quarter of 2014 due to declines in the non-operated portion of the program and increased 45% from the first quarter of 2014. During the first quarter, the Company made 13 gross flowing completions in its operated Bakken/Three Forks program. The Company is currently operating four rigs in the basin.

Production and Performance Guidance
Despite the planned divestiture of its Mid-Continent properties, SM Energy is maintaining its production guidance range of 60.4 to 63.5 MMBOE. The Mid-Continent properties averaged 11.1 MBOE per day in the first quarter of 2015. The increase in the production forecast for retained properties is being driven largely by stronger performance in the Company's Eagle Ford program.

The following table presents updated production and performance guidance for full year 2015:

Revised Guidance for 2015
FY2015
Production (MMBOE)	60.4 - 63.5
Average daily production (MBOE/d)	165 - 174

LOE ($/BOE)	$4.40 - $4.65
Ad Valorem ($/BOE)	$0.50 - $0.55
Transportation ($/BOE)	$6.25 - $6.55
Production taxes (% of pre-derivative oil, gas, and NGL revenue)	4.5% - 5.0%

G&A - Cash ($/BOE)	$2.50 - $2.80
G&A - Non-cash ($/BOE)	$0.30 - $0.40
Total G&A ($/BOE)	$2.80 - $3.20

DD&A ($/BOE)	$12.75 - $13.50

Effective income tax rate range	36.3% - 37.5%
% of income tax that is current	n/m

FINANCIAL POSITION AND LIQUIDITY

As of March 31, 2015, the Company's debt to twelve month trailing adjusted EBITDAX was 1.7 times. The Company had outstanding borrowings of approximately $2.6 billion, which were comprised of $2.2 billion in long-term notes and the remainder was drawn on the Company's senior secured revolving credit facility. On April 6, 2015, the Company's borrowing base under its senior secured revolving credit facility was reaffirmed by its lenders at $2.4 billion following its regularly scheduled semi-annual redetermination.

Assuming receipt of the expected divestiture proceeds from the above mentioned Mid-Continent divestiture and based on current strip pricing, SM Energy expects to exit 2015 with a debt to trailing adjusted EBITDAX ratio of 2.3 times.

EARNINGS CALL INFORMATION

The Company has scheduled a teleconference to discuss these results and other operational matters on May 6, 2015, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). Conference dial-in information is included below. A telephonic replay of the call will be available approximately two hours after the call through May 19, 2015.

Call Type	Phone Number	Conference ID
Domestic Participant	877-303-1292	27553904
Domestic Replay	855-859-2056	27553904
International Participant	315-625-3086	27553904
International Replay	404-537-3406	27553904

This call is being webcast live and can be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through May 19, 2015.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include factors such as the availability, proximity and capacity of gathering, processing and transportation facilities; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of announced acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the volatility and level of oil, natural gas, and natural gas liquids prices; uncertainties inherent in projecting future rates of production from drilling activities and acquisitions; the imprecise nature of estimating oil and gas reserves; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2014 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at
www.sm-energy.com.

SM ENERGY CONTACTS:

MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444
Brent Collins, ir@sm-energy.com, 303-863-4326

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (unaudited)
March 31, 2015

Production Data	For the Three Months Ended March 31,
	2015	2014	Percent Change

Average realized sales price, before the effects of
derivative settlements:
Oil (per Bbl)	$38.56	$88.96	(57)%
Gas (per Mcf)	2.76	5.22	(47)%
NGL (per Bbl)	16.67	38.79	(57)%
Equivalent (per BOE)	$23.44	$49.96	(53)%

Average realized sales price, including the effects of
derivative settlements:
Oil (per Bbl)	$58.89	$87.11	(32)%
Gas (per Mcf)	3.51	4.84	(27)%
NGL (per Bbl)	22.00	35.76	(38)%
Equivalent (per BOE)	$33.05	$47.64	(31)%

Net production volumes:
Oil (MMBbls)	5.22	3.66	43%
Gas (Bcf)	45.93	35.54	29%
NGL (MMBbls)	3.90	2.89	35%
MMBOE	16.78	12.47	35%

Average net daily production:
Oil (MBbls per day)	58.1	40.6	43%
Gas (MMcf per day)	510.3	394.9	29%
NGL (MBbls per day)	43.3	32.1	35%
MBOE (per day)	186.4	138.6	35%

Per BOE Data:
Realized price before the effects of derivative settlements	$23.44	$49.96	(53)%
Lease operating expense	3.96	4.07	(3)%
Ad valorem	0.52	0.51	2%
Transportation costs	6.08	6.35	(4)%
Production taxes	1.12	2.20	(49)%
General and administrative	2.60	2.81	(7)%
Operating profit, before the effects of derivative settlements	9.16	34.02	(73)%
Derivative settlements	9.61	(2.32)	514%
Operating profit, including the effects of derivative settlements	$18.77	$31.70	(41)%
Depletion, depreciation, amortization, and
asset retirement obligation liability accretion	$12.96	$14.21	(9)%

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (unaudited)
March 31, 2015

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)	For the Three Months Ended March 31,
	2015	2014
Operating revenues:
Oil, gas, and NGL production revenue	$393,315	$623,109
Gain (loss) on divestiture activity	(35,802)	2,958
Other operating revenues	8,421	6,653
Total operating revenues and other income	365,934	632,720

Operating expenses:
Oil, gas, and NGL production expense	196,151	163,709
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	217,401	177,215
Exploration	37,407	21,335
Impairment of proved properties	55,526	—
Abandonment and impairment of unproved properties	11,627	2,801
General and administrative	43,639	35,051
Change in Net Profits Plan liability	(4,334)	(1,776)
Derivative (gain) loss	(154,167)	97,662
Other operating expenses	17,119	8,089
Total operating expenses	420,369	504,086

Income (loss) from operations	(54,435)	128,634

Non-operating income (expense):
Other, net	571	26
Interest expense	(32,647)	(24,190)

Income (loss) before income taxes	(86,511)	104,470
Income tax (expense) benefit	33,453	(38,863)

Net income (loss)	$(53,058)	$65,607

Basic weighted-average common shares outstanding	67,463	67,056

Diluted weighted-average common shares outstanding	67,463	68,126

Basic net income (loss) per common share	$(0.79)	$0.98

Diluted net income (loss) per common share	$(0.79)	$0.96

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (unaudited)
March 31, 2015

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)	March 31,	December 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$22	$120
Accounts receivable	270,841	322,630
Derivative asset	380,633	402,668
Prepaid expenses and other	18,147	19,625
Total current assets	669,643	745,043

Property and equipment (successful efforts method):
Proved oil and gas properties	7,006,832	7,348,436
Less - accumulated depletion, depreciation, and amortization	(2,865,627)	(3,233,012)
Unproved oil and gas properties	512,461	532,498
Wells in progress	459,806	503,734
Oil, gas, and other property and equipment held for sale net of accumulated depletion, depreciation and amortization of $580,637 and $22,482, respectively	184,951	17,891
Other property and equipment, net of accumulated depreciation of $35,590 and $37,079, respectively	344,670	334,356
Total property and equipment, net	5,643,093	5,503,903

Noncurrent assets:
Derivative asset	204,841	189,540
Other noncurrent assets	83,109	78,214
Total other noncurrent assets	287,950	267,754
Total Assets	$6,600,686	$6,516,700

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$561,051	$640,684
Deferred tax liability	135,204	142,976
Other current liabilities	—	1,000
Total current liabilities	696,255	784,660

Noncurrent liabilities:
Revolving credit facility	416,500	166,000
Senior Notes	2,200,000	2,200,000
Asset retirement obligation	108,815	120,429
Asset retirement obligation associated with oil and gas properties held for sale	14,286	438
Net Profits Plan liability	22,802	27,136
Deferred income taxes	865,726	891,681
Derivative liability	398	70
Other noncurrent liabilities	39,676	39,631
Total noncurrent liabilities	3,668,203	3,445,385

Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 67,464,185 and 67,463,060, respectively	675	675
Additional paid-in capital	289,294	283,295
Retained earnings	1,957,747	2,013,997
Accumulated other comprehensive loss	(11,488)	(11,312)
Total stockholders’ equity	2,236,228	2,286,655
Total Liabilities and Stockholders’ Equity	$6,600,686	$6,516,700

FINANCIAL HIGHLIGHTS (unaudited)
March 31, 2015

Condensed Consolidated Statements of Cash Flows
(in thousands)
	For the Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(53,058)	$65,607
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on divestiture activity	35,802	(2,958)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	217,401	177,215
Exploratory dry hole expense	16,275	—
Impairment of proved properties	55,526	—
Abandonment and impairment of unproved properties	11,627	2,801
Stock-based compensation expense	6,024	6,344
Change in Net Profits Plan liability	(4,334)	(1,776)
Derivative (gain) loss	(154,167)	97,662
Derivative cash settlements	160,133	(28,940)
Amortization of deferred financing costs	1,957	1,477
Deferred income taxes	(33,727)	38,374
Plugging and abandonment	(2,425)	(1,325)
Other, net	1,496	(3,103)
Changes in current assets and liabilities:
Accounts receivable	69,527	9,347
Prepaid expenses and other	1,281	885
Accounts payable and accrued expenses	(45,416)	(61,882)
Net cash provided by operating activities	283,922	299,728

Cash flows from investing activities:
Net proceeds from sale of oil and gas properties	21,573	1,979
Capital expenditures	(544,965)	(351,934)
Acquisition of proved and unproved oil and gas properties	(10,069)	195
Other, net	(997)	4,227
Net cash used in investing activities	(534,458)	(345,533)

Cash flows from financing activities:
Proceeds from credit facility	560,000	—
Repayment of credit facility	(309,500)	—
Other, net	(62)	(8)
Net cash provided by (used in) financing activities	250,438	(8)

Net change in cash and cash equivalents	(98)	(45,813)
Cash and cash equivalents at beginning of period	120	282,248
Cash and cash equivalents at end of period	$22	$236,435

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (unaudited)
March 31, 2015

Adjusted Net Income
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP)
to adjusted net income (Non-GAAP):
	For the Three Months Ended March 31,
	2015	2014

Reported net income (loss) (GAAP)	$(53,058)	$65,607

Adjustments net of tax: (1)
Change in Net Profits Plan liability	(2,730)	(1,115)
Derivative (gain) loss	(97,125)	61,332
Derivative settlement gain (loss) (2)	101,574	(18,174)
(Gain) loss on divestiture activity	22,555	(1,858)
Impairment of proved properties	34,981	—
Abandonment and impairment of unproved properties	7,325	1,759
Other, net (3)	914	—

Adjusted net income (Non-GAAP) (4)	$14,436	$107,551

Diluted weighted-average common shares outstanding: (5)	67,915	68,126

Adjusted net income per diluted common share:	$0.21	$1.58

(1) For the three-month periods ended March 31, 2015 and 2014, adjustments are shown net of tax and are calculated using tax rates of 37.0% and 37.2%, respectively, which approximates the Company's statutory tax rate for the respective period, as adjusted for ordinary permanent differences.

(2) Derivative settlement gain (loss) is reported net of the change in accrued settlements between periods in the derivative cash settlements line item on the condensed consolidated statements of cash flows within net cash provided by operating activities.

(3) For the three-month period ended March 31, 2015, the adjustment is related to the impairment of materials inventory, which is included in other operating expenses on the Company's condensed consolidated statements of operations.

(4) Adjusted net income excludes certain items that the Company believes affect the comparability of operating results and generally are items whose timing and/or amount cannot be reasonably estimated. These items include non-cash adjustments and impairments such as the change in the Net Profits Plan liability, derivative (gain) loss net of derivative settlements, impairment of properties, and (gain) loss on divestiture activity. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of SM Energy's fundamental business on a recurring basis. In addition, management believes that adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry and many investors use the published research of industry research analysts in making investment decisions. Adjusted net income should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all, items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

(5) For periods where the Company reports a GAAP net loss, the diluted weighted average share count is calculated using potentially dilutive securities related to unvested Restricted Stock Units and contingent Performance Share Units. On a GAAP basis, these items are not treated as dilutive securities in periods where the Company reports a GAAP loss for the quarter.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (unaudited)
March 31, 2015
Adjusted EBITDAX (3)
(in thousands)

Reconciliation of net income (loss) (GAAP) to adjusted EBITDAX (Non-GAAP) to net cash provided by operating activities (GAAP)
	For the Three Months Ended March 31,
	2015	2014
Net income (loss) (GAAP)	$(53,058)	$65,607
Interest expense	32,647	24,190
Other non-operating income, net	(571)	(26)
Income tax expense (benefit)	(33,453)	38,863
Depreciation, depletion, amortization, and asset retirement obligation liability accretion	217,401	177,215
Exploration (1)	35,732	19,938
Impairment of proved properties	55,526	—
Abandonment and impairment of unproved properties	11,627	2,801
Stock-based compensation expense	6,024	6,344
Derivative (gain) loss	(154,167)	97,662
Derivative settlement gain (loss) (2)	161,229	(28,940)
Change in Net Profits Plan liability	(4,334)	(1,776)
(Gain) loss on divestiture activity	35,802	(2,958)
Other, net	1,450	—
Adjusted EBITDAX (Non-GAAP)	311,855	398,920
Interest expense	(32,647)	(24,190)
Other non-operating income, net	571	26
Income tax benefit (expense)	33,453	(38,863)
Exploration (1)	(35,732)	(19,938)
Exploratory dry hole expense	16,275	—
Amortization of deferred financing costs	1,957	1,477
Deferred income taxes	(33,727)	38,374
Plugging and abandonment	(2,425)	(1,325)
Other, net	46	(3,103)
Changes in current assets and liabilities	24,296	(51,650)
Net cash provided by operating activities (GAAP)	$283,922	$299,728

(1) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the accompanying condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying condensed consolidated statements of operations because of the component of stock-based compensation expense recorded to exploration.

(2) Derivative settlement gain (loss) is reported net of the change in accrued settlements between periods in the derivative cash settlements line item on the condensed consolidated statements of cash flows within net cash provided by operating activities.

(3) Adjusted EBITDAX represents income (loss) before interest expense, other non-operating (income) expense, income taxes, depreciation, depletion, amortization, and accretion, exploration expense, property impairments, non-cash stock compensation expense, derivative gains and losses net of settlements, change in the Net Profits Plan liability, and gains and losses on divestitures. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results and can exclude items that are generally one-time in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that is presented because the Company believes that it provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company's ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to a financial covenant under its credit facility based on its debt to adjusted EBITDAX ratio. In addition, adjusted EBITDAX is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted EBITDAX should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, net cash provided by operating activities, or profitability or liquidity measures prepared under GAAP. Because adjusted EBITDAX excludes some, but not all items that affect net income and may vary among companies, the adjusted EBITDAX amounts presented may not be comparable to similar metrics of other companies.